================================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                  FORM 8-K/A-1


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of report (Date of earliest event reported): April 4, 1997
                                                          --------------

                          SPECIALTY CARE NETWORK, INC.
                 -----------------------------------------------
                 (Exact Name of Registrant Specified in Charter)


          Delaware                     0-22019                   62-1623449
       ---------------            ----------------           ------------------
       (State or Other            (Commission File            (I.R.S. Employer
       Jurisdiction of                 Number)               Identification No.)
       Incorporation)




           44 Union Boulevard, Suite 600
                Lakewood, Colorado                           80228
     ----------------------------------------             -----------
     (Address of Principal Executive Offices)              (Zip Code)





       Registrant's telephone number, including area code: (303) 716-0041
                                                          ----------------


          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


================================================================================

         This amendment to the Company's Form 8-K dated April 21, 1997 amends and modifies the Form 8-K to amend and restate Form 8-K in its entirety.

Item 2.  Acquisition or Disposition of Assets.

         On April 4, 1997, Specialty Care Network, Inc. (the "Company") acquired, through merger, substantially all of the assets and certain liabilities (the "Merger") of The Orthopaedic and Sports Medicine Center, P.A., a Maryland professional association ("OSMC"), pursuant to the terms of a Merger Agreement, dated March 24, 1997, among the Company, OSMC, Marshall K. Steele, III, M.D., Stephen E. Faust, M.D., Robert M. Verklin, M.D., Thomas J. Harries, M.D., Edward S. Holt, M.D. and Thomas E. Dennis, M.D. (the "Agreement"). OSMC is an orthopaedic practice with headquarters in Annapolis, Maryland and additional offices in Prosten and Severna Park, Maryland. In connection with the Merger, the common stock of OSMC was exchanged for aggregate consideration of $8,246,560 consisting of $3,579,042 in cash and 473,379 shares of Company Common Stock, valued at $9.86 per share (the average of the closing share prices of Company Common Stock during the two weeks preceding the execution of the Agreement). The cash portion of the consideration paid for the assets pursuant to the Agreement was from the Company's funds. In addition, based on current estimates, it is anticipated that in the event the practice enters into a joint venture with a specified hospital prior to July 31, 1997, the practice will receive additional consideration from the Company of approximately $900,000 in cash and 115,000 shares of Company Common Stock.

         The assets acquired from OSMC pursuant to the Merger include certain equipment used by OSMC in the practice of orthopaedic medicine. In connection with the Merger, the Company entered into a service agreement with The Orthopaedic and Sports Medicine Center II, P.A., a new orthopaedic practice formed by the former shareholders of OSMC, pursuant to which the Company has agreed to provide management, administrative and development services to the new practice. The Company will make available to the new practice the equipment it acquired in the Merger.



Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     (b) Pro Forma Financial Information (unaudited).

              UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                 OF SPECIALTY CARE NETWORK, INC. AND SUBSIDIARY


Basis of Presentation

The following unaudited pro forma consolidated financial statements give effect to acquisitions by Specialty Care Network, Inc. (the "Company"), a Delaware corporation, of substantially all of the net assets of the Predecessor Practices and The Orthopaedic and Sports Medicine Center, P.A. ("OSMC"), in exchange for shares of the Company's common stock, cash and the assumption of certain liabilities, and the effects of the service agreements described below. For purposes of these pro forma consolidated financial statements, the terms "Predecessor Practices" and "Initial Affiliated Practices" are defined to include the following entities:



              Predecessor Practices
              ---------------------


         Reconstructive Orthopaedic Associates, Inc.
         Princeton Orthopaedic Associates, P.A.
         Tallahassee Orthopedic Clinic, Inc.
         Greater Chesapeake Orthopaedic
              Associates, LLC
         Vero Orthopaedics, P.A.


              Initial Affiliated Practices
              ----------------------------


         Reconstructive Orthopaedic Associates II, P.C.
         Princeton Orthopaedic Associates II, P.A.
         TOC Specialists, P.L.
         Greater Chesapeake Orthopaedic
              Associates, LLC
         Vero Orthopaedics II, P.A.



Pursuant to the service agreements between the Company and each of the Initial Affiliated Practices, which became effective on November 12, 1996, and the service agreement, dated April 1, 1997, with the Orthopaedic and Sports Medicine Center II, P.O. ("OSMC III"), the successor to OSMC. The Company provides management, administrative and development services to the Initial Affiliated Practices and OSMC II in return for a service fee (the Initial Affiliated Practices and OSMC II are collectively referred to as the "Affiliated Practices"). The Affiliated Practices retain, among other things, sole responsibility for all aspects of the practice of medicine. All service agreements described herein are collectively referred to as the "Service Agreements."


The unaudited pro forma consolidated financial statements have been prepared by the Company based upon the historical financial statements of Specialty Care Network, Inc. and subsidiary, the Predecessor Practices and OSMC, and certain preliminary estimates and assumptions deemed appropriate by management of the Company. These pro forma consolidated financial statements may not be indicative of actual results as if the transactions had occurred on the dates indicated or which may be realized in the future. Neither expected benefits nor cost reductions anticipated by the Company following consummation of the aforementioned acquisition transactions and the execution of the Service Agreements have been reflected in the pro forma consolidated financial statements; however, additional estimated future corporate overhead and direct costs of the Company have been reflected in the pro forma consolidated financial statements. The pro forma consolidated balance sheet as of March 31, 1997 gives effect to the acquisition of substantially all of the assets and certain liabilities of OSMC as if such transaction had occurred, and the related service agreement was executed, on March 31, 1997. The pro forma consolidated statement of operations for the year ended December 31, 1996 assumes that the acquisition of the assets of the Predecessor Practices and OSMC and the entry into the Service Agreements occurred on January 1, 1996. The pro forma consolidated statement of income for the three months ended March 31, 1997 assumes that the acquisition of the assets of OSMC and the entry into the service agreement between the Company and OSMC II, occurred on January 1, 1997.

The pro forma consolidated financial statements should be read in conjunction with the historical financial statements of the Company and Reconstructive Orthopaedic Associates II, P.C., including the related notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations," that appear in the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

            UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS OF
                   SPECIALTY CARE NETWORK, INC. AND SUBSIDIARY
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1997

                                                       Specialty Care                      Pro Forma
                                                       Network, Inc.      Pro Forma        Adjustment
                                                        & Subsidiary     Adjustments         Legend         Pro Forma
                                                      --------------------------------------------------------------------
Assets
Current Assets:
           Cash and cash equivalents                       $17,943,778      ($3,579,042)      (3)             $14,364,736
           Accounts receivable, net                         15,287,133        1,057,124       (1)              16,344,257
           Loans to physician stockholders                     976,419                                            976,419
           Prepaid expenses and inventories                  1,066,060          (74,123)      (5)                 991,937
                                                      ----------------------------------                 -----------------
Total current assets                                        35,273,390       (2,596,041)                       32,677,349
Property and equipment, net                                  2,202,773          128,900       (1)               2,331,673
Intangible assets, net                                         173,072                                            173,072
Service agreements                                           6,166,513       13,265,100       (2)              19,431,613
Other assets                                                    62,832                                             62,832
                                                      ----------------------------------                 -----------------

Total assets                                               $43,878,580      $10,797,959                        54,676,539
                                                      ==================================                 =================

Liabilities and stockholders' equity
Current liabilities:
           Current portion of capital lease                   $169,931          $35,161       (1)                $205,092
                obligations
           Accounts payable and accrued expenses               976,707          168,874       (1)               1,245,581
                                                                                100,000       (5)
           Accrued payroll, incentive compensation and
                related expenses                               760,682                                            760,682
           Income taxes payable                                470,492                                            470,492
           Due to physician groups                           5,220,374                                          5,220,374
           Deferred income taxes                               835,034          175,558       (4)               1,010,592
                                                      ----------------------------------                 -----------------

Total current liabilities                                    8,433,220          479,593                         8,912,813

Capital lease obligations, less current portion                876,235           23,809       (1)                 900,044
Deferred income taxes                                        3,033,481        5,627,315       (4)               8,660,796
                                                      ----------------------------------                 -----------------

Total liabilities                                           12,342,936        6,130,717                        18,473,653

Stockholders' equity
           Preferred stock                                          --                                                 --
           Common stock                                         14,663              473       (3)                  15,136
           Additional paid-in capital                       32,509,434          958,180       (1)              37,176,203
                                                                             13,265,100       (2)
                                                                             (3,579,515)      (3)
                                                                             (5,802,873)      (4)
                                                                               (174,123)      (5)
           Accumulated deficit                                (988,453)                                          (988,453)
                                                      ----------------------------------                 -----------------

Total stockholders' equity                                  31,535,644        4,667,242                        36,202,886
                                                      ----------------------------------                 -----------------

Total liabilities and stockholders' equity                 $43,878,580      $10,797,959                        54,676,539
                                                      ==================================                 =================

See accompanying notes to unaudited pro forma consolidated financial statements.

            UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS OF
                   SPECIALTY CARE NETWORK, INC. AND SUBSIDIARY
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996

                                                              Specialty Care                       Pro Forma
                                                              Network, Inc.       Pro Forma       Adjustment
                                                               & Subsidiary      Adjustments        Legend         Pro Forma
                                                            --------------------------------------------------------------------


Management fee revenue, including reimbursement of
     clinical expenses                                              $4,392,050      $33,771,957       (6)           $38,164,007
Operating expenses:
     Clinic expenses                                                 2,820,743       24,607,159       (7)            27,427,902
     Salaries, wages and benefits                                    1,917,891          971,073       (8)             2,888,964
     General and administrative expenses                             1,255,011        1,336,711       (9)             2,591,722
     Costs to evaluate and acquire physician practices                 597,361         (526,184)     (10)                71,177
     Interest expense, net                                              78,498          (52,039)     (11)                26,459
                                                            ------------------------------------                ----------------
                                                                     6,669,504       26,336,720                      33,006,224
                                                            ------------------------------------                ----------------
Income (loss) from operations                                       (2,277,454)       7,435,237                       5,157,783
Income tax benefit                                                     506,071       (2,620,762)     (12)            (2,114,691)
                                                            ------------------------------------                ----------------
Net income (loss)                                                  ($1,771,383)      $4,814,475                      $3,043,092
                                                            ====================================                ================


Net income (loss) per share                                             ($0.15)                                           $0.24
                                                            ===================                                 ================

Weighted average number of common shares and
     common share equivalents used in computation                   12,026,347                                       12,947,106
                                                            ===================                                 ================


See accompanying notes to unaudited pro forma consolidated financial statements.

            UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                 OF SPECIALTY CARE NETWORK, INC. AND SUBSIDIARY
                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                        THREE MONTHS ENDED MARCH 31, 1997


                                                             Specialty Care                    Pro Forma
                                                             Network, Inc.      Pro Forma      Adjustment
                                                              & Subsidiary     Adjustments       Legend       Pro Forma
                                                            ----------------------------------------------------------------

Management fee revenue, including reimbursement of
     clinical expenses                                            $7,297,553       $1,119,106     (6)            $8,416,659

Operating expenses:
     Clinic expenses                                               4,924,705          853,669     (7)             5,778,374
     Salaries, wages and benefits                                    703,959           10,000     (8)               713,959
     General and administrative expenses                             390,969           90,407     (9)               481,403
     Costs to evaluate and acquire physician practices                21,782                                         21,782
     Interest income, net                                            (70,819)                                       (70,819)
                                                            ----------------------------------             -----------------
                                                                   5,970,623          954,076                     6,924,699
                                                            ----------------------------------             -----------------
Income from operations                                             1,326,930          165,030                     1,491,960
Income tax (expense)                                                (544,000)         (67,704)    (12)             (611,704)
                                                            ----------------------------------             -----------------
Net income                                                          $782,930          $97,326                      $880,256
                                                            ==================================             =================

Net income per share                                                   $0.06                                          $0.06
                                                            =================                              =================

Weighted average number of common shares and
     common share equivalents used in computation                 13,460,504                                     14,381,263
                                                            =================                              =================


See accompanying notes to unaudited pro forma consolidated financial statements.

              UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                 OF SPECIALTY CARE NETWORK, INC. AND SUBSIDIARY
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


Pro Forma Consolidated Balance Sheet Adjustments

1. Reflects the fair value allocation of the consideration paid for the tangible assets of OSMC and the liabilities assumed pursuant to the terms and conditions of the agreement relating to the acquisition of OSMC assets (the "OSMC Agreement"), as follows.



               Accounts receivable, net                $1,057,124
               Property and equipment, net                128,900
                                                       ----------

                 Total assets acquired                 $1,186,024
                                                       ----------

               Capital lease obligations               $   58,970
               Accounts payable and accrued expenses      168,874
                                                       ----------
               Total liabilities assumed               $  227,844
                                                       ----------

               Net assets acquired                     $  958,180
                                                       ----------

     In addition, the consolidated pro forma balance sheet reflects certain excluded assets and liabilities that are comprised of the following significant items: cash, prepaid expenses, capital lease asset (office building), accrued physician compensation and benefits that were retained by the owners of OSMC, and all bank indebtedness of OSMC that was not paid prior to the closing date of the OSMC Agreement.

2. Reflects the fair value allocation of the total consideration paid and liabilities assumed in connection with the OSMC Agreement, including the income tax effects of temporary differences, allocated to the long-term service agreement intangible asset and a corresponding adjustment to additional paid-in capital.

3. Pursuant to the OSMC Agreement, 460,196 shares of the Company's common stock were issued, and the Company paid $3,579,042 directly to the former stockholders of OSMC. In addition, on June 30, 1997, an additional 13,183 shares of the Company's common stock will be issued to the former stockholders of OSMC. Accordingly, the pro forma consolidated financial statements reflect (i) a reclassification of $473 from additional paid-in capital to common stock and (ii) a decrease in cash and cash equivalents and additional paid-in capital of $3,579,042 for consideration paid to the former physician stockholders of OSMC. The Company is also required to make additional payments to the former stockholders of OSMC contingent upon their negotiation of a long-term agreement with a Maryland-based hospital. Such contingent consideration, estimated to aggregate approximately $2 million, and the related estimated $250,000 increase to the Base Service Fee, as defined in 6 below, are not included in the pro forma consolidated financial statements.


4. Reflects the resulting deferred income taxes in accordance with Statement of Accounting Standards No. 109, Accounting for Income Taxes, for the Internal Revenue Code Section 481 net federal and state deferred tax liabilities to be assumed by the Company based on the underlying cash basis net assets of OSMC and the income tax effects of temporary differences related to all identifiable acquisition intangible assets, including service agreements. This pro forma adjustment results in (i) a $175,558 increase in the short-term deferred tax liability, (ii) a $5,627,315 increase in the long-term deferred tax liability, and (iii) a corresponding $5,802,873 reduction in additional paid-in capital. Subsequent to April 1, 1997, to the extent that the operations of OSMC have been assumed by the Company, those operations will be reflected in the income tax returns of the Company. Taxable income or loss of OSMC II will be included in its separate income tax return.

5. Reflects the incremental costs necessary to effectuate the OSMC Agreement, resulting in an increase of $100,000 in accrued expenses, a decrease of $74,123 in prepaid expenses for costs paid through March 31, 1997 and a corresponding reduction in additional paid-in capital of $174,123.


Pro Forma Consolidated Statements of Income/Operations Adjustments


                                                                                           Year Ended        Three months
                                                                                          December 31,      Ended March 31,
                                                                                              1996               1997
                                                                                        --------------------------------------

6.  Reflects the following adjustments to management fee revenue:
      (i)  Recognition of service fee revenue based on long-term service agreements      $9,164,798             $265,437
      (ii) Reimbursement of clinic operating expenses                                    24,607,159              853,669
                                                                                         -------------------------------------
                                                                                         33,771,957            1,119,106


Pursuant to the terms of the Service Agreements, the above fees consist of the following: (i) service fees based on a percentage (the "Service Fee Percentage") ranging from 20% to 33% of the Adjusted Pre-Tax Income of the Affiliated
Practices (defined as revenue of the Affiliated Practices related to professional services less amounts equal to certain clinic expenses of the Affiliated Practices ("Clinic Expenses," as more fully defined in the Service
Agreements), not including physician owner compensation or most benefits to physician owners) and (ii) amounts equal to Clinic Expenses. For the first three years following affiliation, however, the portion of the service fees described under clause (i) is specified to be the greater of the amount payable as described under clause (i) above, or a fixed dollar amount (the "Base Service
Fee"), which was generally calculated by applying the respective Service Fee
Percentage to Adjusted Pre-Tax Income of the Affiliated Practice for the twelve months prior to affiliation. The aggregate Base Service Fee for the Affiliated
Practices, exclusive of the potential additional service fee amount described in note 3 above, is approximately $10.5 million. This Base Service Fee was used to calculate the above pro forma management fee revenue adjustment for both periods presented. For the three months ended March 31, 1997, as reflected on a pro forma basis, the Affiliated Practices are below the Base Service Fee by approximately $245,000 in the aggregate. In addition, with respect to its management of certain facilities and ancillary services associated with certain physician practices, the Company receives fees ranging from 2% to 8% of net revenue.

7.  Reflects the following adjustments to clinic expenses:
    (i)  Incremental clinic expenses for the Predecessor Practices for the period
         ended November 11, 1996                                                              $21,192,485      $    --
    (ii) Incremental clinic expenses for OSMC                                                   3,414,674       853,669
                                                                                         -------------------------------------
                                                                                               24,607,159       853,669
8.  Reflects the following adjustments to salaries, wages and benefits:
    (i)  Corporate office and officer compensation and fringe benefit expenses                   $971,073      $ 10,000
                                                                                         -------------------------------------
                                                                                                  971,073        10,000
9.  Reflects the following adjustments to general and administrative expenses:
    (i)  Additional expense for amortization of service agreements                               $331,627      $ 82,907
    (ii) Annualized historical corporate general and administrative expenses                    1,005,084         7,500
                                                                                         -------------------------------------
                                                                                                1,336,711        90,407
Adjustments to historical corporate general and administrative expenses are based upon (i) projected operational requirements, including rent, insurance, travel, recruiting and utilities and (ii) projected depreciation and amortization based on projected capital asset and corporate financing requirements.




10.  Reflects the following adjustment to costs to evaluate and acquire
       physician  practices:                                                                   $ (526,184)     $     --
                                                                                         -------------------------------------
                                                                                                 (526,184)           --


11.  Reflects the following adjustments to interest (income) expense:
     (i) Elimination of convertible debentures                                                   $(52,039)     $     --
                                                                                         -------------------------------------
                                                                                                  (52,039)           --


12.  Reflects the following adjustment to the provision for income taxes:
     (i) Provide for an expected combined federal and state effective income tax
         rate of 41.0%                                                                        $(2,620,762)     $(67,704)
                                                                                         -------------------------------------
                                                                                               (2,620,762)      (67,704)


13. The computation of pro forma net income per share is based upon the weighted average common shares outstanding and common stock equivalents, using the treasury stock method at the $8.00 initial public offering price for any transaction deemed to have transpired before the date of the Company's initial public offering, calculated as follows:


                                                                                      Year Ended         Three Months
                                                                                  December 31, 1996  Ended March 31, 1997
                                                                                  -----------------------------------------
Shares distributed to stockholders of the Predecessor Practices
     in November 1996                                                                      7,659,115
Shares issued to Tallahassee Orthopedic Clinic, Inc. in October 1996                         100,000
Shares converted from debt and accrued interest into common stock by
     debenture holders in November 1996                                                    2,020,901
Common stock equivalents arising from cash paid to certain physician
     stockholders of one of the Predecessor Practices                                        192,234
Common stock equivalents attributable to outstanding stock options                           603,960               673,509
Common stock deemed to be issued to the physician stockholders
     of OSMC, exclusive of contingent consideration                                          473,379               473,379
Common stock equivalents attributable to cash paid to the former
     stockholders of OSMC                                                                    447,380               447,380
Weighted average common shares outstanding, exclusive of the impact
     of the abovementioned items                                                           1,450,137            12,786,995

                                                                                  -----------------------------------------

                                                                                          12,947,106            14,381,263
                                                                                  =========================================

     (c)  Exhibits.

     2.1* Merger Agreement dated March 24, 1997 among the Company, OSMC, Marshall K. Steele, III, M.D., Stephen E. Faust, M.D., Robert M. Verklin, M.D., Thomas J. Harries, M.D., Edward S. Holt, M.D. and Thomas R. Dennis, M.D.

     2.2** Service Agreement dated April 1, 1997 among the Company, The
           Orthopaedic and Sports Medicine Center II, P.A., Marshall K. Steele, III, M.D., Stephen E. Faust, M.D., Robert M. Verklin, Jr., M.D., Thomas J. Harries, M.D., Edward S. Holt, M.D., and Thomas R. Dennis, M.D.


------------

* Incorporated herein by reference to Exhibit 10.28 of the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

** Portions of this exhibit were omitted and filed separately with the Secretary of the Commission pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 406 under the Securities Act.




                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               SPECIALTY CARE NETWORK, INC.
                                       (Registrant)


                               By  /s/ D. Paul Davis
                                   ----------------------------
                                   D. Paul Davis
                                   Senior Vice President of Finance/Controller


Dated: June 19, 1997